NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2021 RESULTS

WALL, N.J., August 5, 2021 — Today, New Jersey Resources (NYSE: NJR) reported results for the third-quarter of fiscal 2021. Highlights include:

●	Consolidated net loss of $(111.8) million, including a $72.7 million after-tax impairment charge related to NJR's investment in the PennEast Project, compared with $(19.3) million in the third quarter of fiscal 2020

●	Consolidated net financial loss, a non-GAAP financial measure which excludes the PennEast impairment, of $(14.1) million, or $(0.15) per share, compared with net financial earnings (NFE) of $2.7 million, or $0.03 per share, in the same period last year

●	Increased NFE per share (NFEPS) guidance for fiscal 2021 to a range of $2.10 to $2.20
●	The Southern Reliability Link (SRL) is expected to be placed in service in August 2021
●	On March 30th, New Jersey Natural Gas (NJNG) filed a rate case with the New Jersey Board of Public Utilities (BPU), and in July, updated the filing seeking a $163.9 million increase in base rates
●	Adelphia Gateway received a Notice to Proceed from FERC for the construction of laterals and interconnects in the South Zone of the project

Third-quarter fiscal 2021 net loss totaled $(111.8) million, or $(1.16) per share, compared with $(19.3) million, or $(0.20) per share, during the same period in fiscal 2020. Fiscal 2021 year-to-date net income totaled $119.0 million, or $1.24 per share, compared with $130.3 million, or $1.38 per share, for the same period in fiscal 2020.

Third-quarter fiscal 2021 net financial loss totaled $(14.1) million, or $(0.15) per share, compared to NFE of $2.7 million, or $0.03 per share, during the same period in fiscal 2020. Fiscal 2021 year-to-date NFE totaled $201.1 million, or $2.09 per share, compared with $121.9 million, or $1.29 per share, for the same period in fiscal 2020. The difference between GAAP earnings and NFE is due primarily to a $92.0 million impairment charge ($72.7 million after considering the tax effect) related to NJR's investment in the PennEast Project, which is excluded from NFE.

"NJR's performance this fiscal year, led by the impressive results from Energy Services, has allowed us to outperform our expectations and we are increasing our fiscal 2021 NFEPS guidance to a range of $2.10 to $2.20 per share," said Steve Westhoven, President and CEO of New Jersey Resources. "We remain committed to executing on our long-term strategy and delivering value to our shareowners."

Key Performance Metrics

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
($ in Thousands)	2021	2020	2021	2020
Net income (loss)	$(111,831)	$(19,298)	$119,023	$130,300
Basic EPS	$(1.16)	$(0.20)	$1.24	$1.38
Net financial earnings (loss)	$(14,148)	$2,682	$201,113	$121,904
Basic net financial earnings (loss) per share	$(0.15)	$0.03	$2.09	$1.29

NJR Reports Third Quarter Fiscal 2021 Results

Effective October 1, 2020, NJR changed its method of accounting for Investment Tax Credits (ITCs) from the flow through method to the deferral method. The change is applied retrospectively to all periods presented in our third-quarter fiscal 2021 Form 10-Q (Form 10-Q) that will be filed with the U.S. Securities and Exchange Commission (SEC). Our historical financial reporting presented herein has been retrospectively revised to apply this change. For additional details, please refer to our Form 10-Q.

A reconciliation of net income to NFE for the three and nine months ended June 30, 2021, and 2020, is provided below.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2021	2020	2021	2020
Net income (loss)	$(111,831)	$(19,298)	$119,023	$130,300
Add:
Unrealized loss (gain) on derivative instruments and
related transactions	21,862	23,712	13,627	(21,827)
Tax effect	(5,198)	(5,639)	(3,240)	5,189
Effects of economic hedging related to natural gas
inventory	2,486	4,739	(12,255)	10,474
Tax effect	(591)	(1,126)	2,912	(2,489)
Impairment of equity method investment	92,000	—	92,000	—
Tax effect (includes tax effects related to valuation
allowance of $7.3 million)	(11,934)	—	(11,934)	—
Net income to NFE tax adjustment	(942)	294	980	257
Net financial earnings (loss)	$(14,148)	$2,682	$201,113	$121,904

Weighted Average Shares Outstanding
Basic	96,348	95,764	96,237	94,420
Diluted	96,348	95,764	96,629	94,718
Diluted (NFE basis)	89,600	87,888	89,402	87,884
Basic earnings (loss) per share	$(1.16)	$(0.20)	$1.24	$1.38
Add:
Unrealized loss (gain) on derivative instruments and
related transactions	0.22	0.25	0.14	(0.23)
Tax effect	(0.05)	(0.06)	(0.03)	0.06
Effects of economic hedging related to natural gas
inventory	0.03	0.05	(0.13)	0.11
Tax effect	(0.01)	(0.01)	0.03	(0.03)
Impairment of equity method investment	0.95	—	0.95	—
Tax effect (includes tax effects related to valuation
allowance of $7.3 million)	(0.12)	—	(0.12)	—
Net income to NFE tax adjustment	(0.01)	—	0.01	—
Basic net financial earnings (loss) per share	$(0.15)	$0.03	$2.09	$1.29

NFE is a financial measure not calculated in accordance with Generally Accepted Accounting Principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. NFE eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period and excludes the impairment of NJR's investment in the PennEast Project. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

NJR Reports Third Quarter Fiscal 2021 Results

GAAP requires NJR, during the interim periods, to estimate its annual effective tax rate and use this rate to calculate the year-to-date tax provision. NJR also determines an annual estimated effective tax rate for NFE purposes and calculates a quarterly tax adjustment based on the differences between its forecasted net income and its forecasted NFE for the fiscal year.

A table detailing NFE for the three and nine months ended June 30, 2021, and 2020, is provided below.

Net Financial Earnings (Loss) by Business Unit

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2021	2020	2021	2020
New Jersey Natural Gas	$1,581	$11,968	$131,589	$142,160
Clean Energy Ventures	(4,926)	(5,686)	(24,072)	(22,694)
Storage and Transportation	2,387	3,615	10,606	10,877
Energy Services	(12,527)	(6,619)	85,501	(9,254)
Home Services and Other	(384)	(582)	301	675
Subtotal	(13,869)	2,696	203,925	121,764
Eliminations	(279)	(14)	(2,812)	140
Total	$(14,148)	$2,682	$201,113	$121,904

Fiscal 2021 NFE Guidance Increase:

NJR increased fiscal 2021 NFE guidance to a range of $2.10 to $2.20, due primarily to better than expected performance by Energy Services and higher BGSS incentives at NJNG. The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2021:

Expected Fiscal 2021
Net Financial Earnings
Company	Contribution
New Jersey Natural Gas	50 to 55 percent
Clean Energy Ventures	9 to 14 percent
Storage and Transportation	5 to 10 percent
Energy Services	30 to 35 percent
Home Services and Other	0 to 2 percent

In providing fiscal 2021 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas

NJNG reported third-quarter fiscal 2021 NFE of $1.6 million, compared to NFE of $12.0 million during the same period in fiscal 2020. The decrease in NFE for the quarter was due primarily to higher O&M expenses related to increased bad debt and compensation expense. Fiscal 2021 year-to-date NFE was $131.6 million, compared to NFE of $142.2 million during the same period in fiscal 2020. The year-to-date decrease in NFE was due primarily to higher O&M expenses related to increased compensation, technology and bad debt expense.

NJR Reports Third Quarter Fiscal 2021 Results

Customer Growth:

●	NJNG added 5,448 new customers during the first nine months of fiscal 2021, compared with 5,879 during the same period in fiscal 2020. The lower customer growth was due primarily to the effects of the COVID-19 pandemic.

Base Rate Filing:

●	On March 30, 2021, NJNG filed a base rate case with the BPU, seeking a $165.7 million increase to its base rates. On July 9, 2021, the Company filed an update to its financial schedules in the base rate filing which reflects a proposed increase of $163.9 million based on an overall return of 7.47 percent with a return on equity of 10.5 percent and a 56.2 percent common equity component.

Infrastructure Update:

●	The Southern Reliability Link (SRL) will diversify supply to our customers by providing a new intrastate feed into the southern end of NJNG’s distribution system. NJNG completed construction of SRL in July 2021 and it is expected to be placed in service in August 2021.

●	NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million program approved by the BPU on October 28, 2020. The IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. In the third quarter of fiscal 2021, NJNG began work on various distribution system reinforcement projects.

●	Safety Acceleration and Facilities Enhancement (SAFE) II is a five-year, $158 million program approved by the BPU in September 2016 to replace the remaining unprotected bare steel main and associated services in NJNG’s distribution system. In the first nine months of fiscal 2021, NJNG invested $27.5 million to replace 21 miles of unprotected bare steel main and services, finalizing the authorized investments under the program.

●	The New Jersey Reinvestment in System Enhancement (NJ RISE) program is a $102.5 million investment program comprised of six projects related to storm hardening and mitigation. During the third quarter of fiscal 2021, construction was completed on the final portion of the North Seaside Reinforcement Project. This concludes the accelerated cost recoveries under the NJ RISE program.

BGSS Incentive Programs:

BGSS incentive programs contributed $3.3 million to utility gross margin in the third quarter of fiscal 2021, compared with $2.4 million during the same period in fiscal 2020. The higher results for the third quarter were due primarily to improved margins in storage incentives compared to the same period last year.

Fiscal 2021 year-to-date, these programs contributed $10.0 million to utility gross margin, compared with $6.7 million during the same period in fiscal 2020. The higher results for fiscal 2021 year-to-date were due primarily to improved margins in off-system sales and storage incentives compared to the same period last year.

For more information on utility gross margin, please see "Non-GAAP Financial Information" at the end of the press release.

Energy-Efficiency Programs:

SAVEGREEN invested $14.5 million during the first nine months of fiscal 2021 to help customers with energy-efficiency upgrades for their homes and businesses. NJNG recovered $10.2 million of its outstanding investments during the first nine months of fiscal 2021.

NJR Reports Third Quarter Fiscal 2021 Results

Clean Energy Ventures (CEV)

CEV reported a net financial loss of $(4.9) million during the third quarter of fiscal 2021, compared with a net financial loss of $(5.7) million during the same period in fiscal 2020. The increase in NFE for the quarter is primarily due to decreased depreciation expense partially offset by increased O&M related to higher leasing expenses.

Fiscal 2021 year-to-date net financial loss was $(24.1) million, compared with a net financial loss of $(22.7) million during the same period in fiscal 2020. The year-to-date decrease in NFE was due primarily to higher O&M related to increased project maintenance, leasing and information technology expenses, partially offset by decreased depreciation expense.

Storage and Transportation

Storage and Transportation, formerly known as our Midstream reporting segment, reported third-quarter fiscal 2021 NFE of $2.4 million, compared with NFE of $3.6 million during the same period in fiscal 2020. The decrease in NFE for the quarter is primarily due to increased interest expense related to the acquisitions of Adelphia Gateway and Leaf River. Fiscal 2021 year-to-date NFE was $10.6 million, compared with NFE of $10.9 million during the same period in fiscal 2020.

The NFE results for the three and nine months periods of fiscal 2021 exclude a $72.7 million after-tax impairment charge related to NJR's investment in the PennEast Project.

Infrastructure Updates:

●	Adelphia Gateway - During the third quarter of fiscal 2021, Adelphia Gateway received a FERC Notice to Proceed for the second phase of construction on the South Zone. The second phase includes construction of laterals and interconnects.

●	Leaf River - During the third quarter of fiscal 2021, Leaf River entered into new and extended existing contracts with creditworthy counterparties, further enhancing the stable, fee-based revenue profile of the asset.

●	PennEast - On June 29, 2021, the U.S. Supreme Court overturned the September 10, 2019 Third Circuit decision vacating the New Jersey Federal District Court's December 13, 2018 condemnation order. Despite the favorable outcome, PennEast continues to see regulatory and legal challenges that result in the continued delay of construction and commercial operation. As a result, the impairment of NJR's investment is due to management's estimates and assumptions regarding the timing uncertainty of regulatory and legal matters, construction and in-service dates, and NJR's evaluation of the environmental and political climate as it relates to interstate pipeline development.

Energy Services

Energy Services reported third-quarter fiscal 2021 net financial loss of $(12.5) million, compared with a net financial loss of $(5.9) million for the same period last fiscal year. The decrease in NFE for the quarter was due primarily to the timing of settlement of certain transportation and storage options. Fiscal 2021 year-to-date NFE was $85.5 million, compared with a net financial loss of $(9.3) million during the same period in fiscal 2020. The year-to-date increase was due primarily to higher natural gas price volatility in February 2021, as a result of cold weather in regions where Energy Services had contracted rights to storage assets.

NJR Reports Third Quarter Fiscal 2021 Results

Home Services and Other Operations

Home Services and Other Operations reported third-quarter fiscal 2021 net financial loss of $(0.4) million compared with a net financial loss of $(0.6) million for the same period in fiscal 2020. Fiscal 2021 year-to-date NFE was $0.3 million, compared with NFE of $0.7 million during the same period in fiscal 2020.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile.

●	During the first nine months of fiscal 2021, capital expenditures spent and accrued were $463.5 million, of which $349.4 million were related to NJNG, compared with $536.8 million, of which $241.9 million were related to NJNG, during the same period in fiscal 2020. Fiscal 2020 capital expenditures include the $167.5 million acquisition cost of Adelphia Gateway.

●	During the first nine months of fiscal 2021, cash flows from operations were $341.8 million, compared with $182.8 million during the same period of fiscal 2020. The increase was due primarily to increased NFE at Energy Services.

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources Corporation (NJR) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2021, results of ongoing and future rate cases, forecasted contribution of business segments to NJR’s NFE for fiscal 2021, future NJR and NJNG capital expenditures, infrastructure programs and investments such as SRL, IIP, SAFE II and energy efficiency programs, the ability to construct and operate the Adelphia Gateway Pipeline project, and the ability to construct PennEast, and other legal and regulatory expectations.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NJR Reports Third Quarter Fiscal 2021 Results

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services and the impairment on NJR's investments in the PennEast Project, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRES.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2020 Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 360 megawatts, providing residential and commercial customers with low-carbon solutions.

●	Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

●	Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its nearly 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Third Quarter Fiscal 2021 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2021	2020	2021	2020
OPERATING REVENUES
Utility	$127,626	$128,532	$633,522	$645,375
Nonutility	239,967	170,442	990,563	908,249
Total operating revenues	367,593	298,974	1,624,085	1,553,624
OPERATING EXPENSES
Gas purchases
Utility	41,785	45,665	211,165	249,042
Nonutility	236,464	166,761	740,199	802,501
Related parties	1,699	1,518	5,163	4,548
Operation and maintenance	81,878	68,541	265,779	198,718
Regulatory rider expenses	5,456	5,464	34,570	32,536
Depreciation and amortization	27,767	27,872	81,977	80,025
Total operating expenses	395,049	315,821	1,338,853	1,367,370
OPERATING (LOSS) INCOME	(27,456)	(16,847)	285,232	186,254
Other income, net	4,817	2,713	13,941	10,260
Interest expense, net of capitalized interest	18,744	15,144	58,683	50,417
(LOSS) INCOME BEFORE INCOME TAXES AND
EQUITY IN EARNINGS OF AFFILIATES	(41,383)	(29,278)	240,490	146,097
Income tax (benefit) provision	(18,785)	(6,767)	37,713	25,988
Equity in earnings of affiliates	(89,233)	3,213	(83,754)	10,191
NET (LOSS) INCOME	$(111,831)	$(19,298)	$119,023	$130,300

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(1.16)	$(0.20)	$1.24	$1.38
Diluted	$(1.16)	$(0.20)	$1.23	$1.38

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	96,348	95,764	96,237	94,420
Diluted	96,348	95,764	96,629	94,718

NJR Reports Third Quarter Fiscal 2021 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2021	2020	2021	2020
NEW JERSEY RESOURCES

A reconciliation of net (loss) income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net (loss) income	$(111,831)	$(19,298)	$119,023	$130,300
Add:
Unrealized loss (gain) on derivative instruments and related transactions	21,862	23,712	13,627	(21,827)
Tax effect	(5,198)	(5,639)	(3,240)	5,189
Effects of economic hedging related to natural gas inventory	2,486	4,739	(12,255)	10,474
Tax effect	(591)	(1,126)	2,912	(2,489)
Impairment of equity method investment	92,000	—	92,000	—
Tax effect	(11,934)	—	(11,934)	—
Net income to NFE tax adjustment	(942)	294	980	257
Net financial (loss) earnings	$(14,148)	$2,682	$201,113	$121,904

Weighted Average Shares Outstanding
Basic	96,348	95,764	96,237	94,420
Diluted	96,348	95,764	96,629	94,718

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic (loss) earnings per share	$(1.16)	$(0.20)	$1.24	$1.38
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.22	$0.25	$0.14	$(0.23)
Tax effect	$(0.05)	$(0.06)	$(0.03)	$0.06
Effects of economic hedging related to natural gas inventory	$0.03	$0.05	$(0.13)	$0.11
Tax effect	$(0.01)	$(0.01)	$0.03	$(0.03)
Impairment of equity method investment	$0.95	$—	$0.95	$—
Tax effect	$(0.12)	$—	$(0.12)	$—
Net income to NFE tax adjustment	$(0.01)	$—	$0.01	$—
Basic NFE per share	$(0.15)	$0.03	$2.09	$1.29

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$127,626	$128,532	$633,522	$645,375
Less:
Gas purchases	44,111	48,116	221,872	258,194
Regulatory rider expense	5,456	5,464	34,570	32,536
Utility gross margin	$78,059	$74,952	$377,080	$354,645

NJR Reports Third Quarter Fiscal 2021 Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands)	2021	2020	2021	2020
ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$201,594	$133,543	$893,640	$817,659
Less: Gas purchases	237,011	167,061	741,128	803,697
Add:
Unrealized loss (gain) on derivative instruments and related transactions	22,784	24,034	13,351	(21,306)
Effects of economic hedging related to natural gas inventory	2,486	4,739	(12,255)	10,474
Financial margin	$(10,147)	$(4,745)	$153,608	$3,130

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating (loss) income	$(39,511)	$(37,299)	$111,349	$565
Add:
Operation and maintenance expense	4,066	3,753	41,080	13,313
Depreciation and amortization	28	28	83	84
Subtotal	(35,417)	(33,518)	152,512	13,962
Add:
Unrealized loss (gain) on derivative instruments and related transactions	22,784	24,034	13,351	(21,306)
Effects of economic hedging related to natural gas inventory	2,486	4,739	(12,255)	10,474
Financial margin	$(10,147)	$(4,745)	$153,608	$3,130

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(30,846)	$(28,845)	$83,688	$(1,255)
Add:
Unrealized loss (gain) on derivative instruments and related transactions	22,784	24,034	13,351	(21,306)
Tax effect	(5,418)	(5,715)	(3,175)	5,065
Effects of economic hedging related to natural gas	2,486	4,739	(12,255)	10,474
Tax effect	(591)	(1,126)	2,912	(2,489)
Net income to NFE tax adjustment	(942)	294	980	257
Net financial (loss) earnings	$(12,527)	$(6,619)	$85,501	$(9,254)

STORAGE AND TRANSPORTATION

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(77,679)	$3,615	$(69,460)	$10,877
Add:
Impairment of equity method investment	92,000	—	92,000	—
Tax effect	(11,934)	—	(11,934)	—
Net financial earnings	$2,387	$3,615	$10,606	$10,877

NJR Reports Third Quarter Fiscal 2021 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2021	2020	2021	2020
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$127,626	$128,532	$633,522	$645,375
Clean Energy Ventures	13,381	13,396	26,227	25,603
Energy Services	201,594	133,543	893,640	817,659
Storage and Transportation	11,649	11,863	38,679	32,011
Home Services and Other	13,312	12,369	38,662	37,641
Sub-total	367,562	299,703	1,630,730	1,558,289
Eliminations	31	(729)	(6,645)	(4,665)
Total	$367,593	$298,974	$1,624,085	$1,553,624

Operating Income (Loss)
Natural Gas Distribution	$6,486	$17,339	$170,274	$186,115
Clean Energy Ventures	(1,288)	(923)	(16,021)	(16,448)
Energy Services	(39,511)	(37,299)	111,349	565
Storage and Transportation	2,190	2,456	10,064	7,015
Home Services and Other	2,836	425	8,124	5,735
Sub-total	(29,287)	(18,002)	283,790	182,982
Eliminations	1,831	1,155	1,442	3,272
Total	$(27,456)	$(16,847)	$285,232	$186,254

Equity in Earnings of Affiliates
Storage and Transportation	$(88,615)	$3,615	$(82,036)	$11,200
Eliminations	(618)	(402)	(1,718)	(1,009)
Total	$(89,233)	$3,213	$(83,754)	$10,191

Net Income (Loss)
Natural Gas Distribution	$1,581	$11,968	$131,589	$142,160
Clean Energy Ventures	(4,926)	(5,686)	(24,072)	(22,694)
Energy Services	(30,846)	(28,845)	83,688	(1,255)
Storage and Transportation	(77,679)	3,615	(69,460)	10,877
Home Services and Other	(384)	(582)	301	675
Sub-total	(112,254)	(19,530)	122,046	129,763
Eliminations	423	232	(3,023)	537
Total	$(111,831)	$(19,298)	$119,023	$130,300

Net Financial Earnings (Loss)
Natural Gas Distribution	$1,581	$11,968	$131,589	$142,160
Clean Energy Ventures	(4,926)	(5,686)	(24,072)	(22,694)
Energy Services	(12,527)	(6,619)	85,501	(9,254)
Storage and Transportation	2,387	3,615	10,606	10,877
Home Services and Other	(384)	(582)	301	675
Sub-total	(13,869)	2,696	203,925	121,764
Eliminations	(279)	(14)	(2,812)	140
Total	$(14,148)	$2,682	$201,113	$121,904

Throughput (Bcf)
NJNG, Core Customers	15.7	16.4	73.6	79.4
NJNG, Off System/Capacity Management	24.9	28.2	74.4	84.3
Energy Services Fuel Mgmt. and Wholesale Sales	75.0	96.9	292.5	405.1
Total	115.6	141.5	440.5	568.8

Common Stock Data
Yield at June 30	3.4%	3.8%	3.4%	3.8%
Market Price at June 30	$39.57	$32.65	$39.57	$32.65
Shares Out. at June 30	96,361	95,643	96,361	95,643
Market Cap. at June 30	$3,813,022	$3,122,750	$3,813,022	$3,122,750

NJR Reports Third Quarter Fiscal 2021 Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer and weather data)	2021	2020	2021	2020
NATURAL GAS DISTRIBUTION
Utility Gross Margin
Operating revenues	$127,626	$128,532	$633,522	$645,375
Less:
Gas purchases	44,111	48,116	221,872	258,194
Regulatory rider expense	5,456	5,464	34,570	32,536
Total Utility Gross Margin	$78,059	$74,952	$377,080	$354,645

Utility Gross Margin, Operating Income and Net Income
Residential	$48,333	$47,002	$258,776	$244,625
Commercial, Industrial & Other	14,282	11,668	54,372	49,739
Firm Transportation	11,186	12,655	51,352	49,783
Total Firm Margin	73,801	71,325	364,500	344,147
Interruptible	998	1,225	2,628	3,780
Total System Margin	74,799	72,550	367,128	347,927
Off System/Capacity Management/FRM/Storage Incentive	3,260	2,402	9,952	6,718
Total Utility Gross Margin	78,059	74,952	377,080	354,645
Operation and maintenance expense	51,679	39,344	148,268	115,344
Depreciation and amortization	19,894	18,269	58,538	53,186
Operating Income	$6,486	$17,339	$170,274	$186,115

Net Income	$1,581	$11,968	$131,589	$142,160

Net Financial Earnings	$1,581	$11,968	$131,589	$142,160

Throughput (Bcf)
Residential	6.6	7.7	42.9	41.2
Commercial, Industrial & Other	1.2	1.2	7.9	7.6
Firm Transportation	2.5	2.3	12.1	11.7
Total Firm Throughput	10.3	11.2	62.9	60.5
Interruptible	5.4	5.2	10.7	18.9
Total System Throughput	15.7	16.4	73.6	79.4
Off System/Capacity Management	24.9	28.2	74.4	84.3
Total Throughput	40.6	44.6	148.0	163.7

Customers
Residential	500,923	493,322	500,923	493,322
Commercial, Industrial & Other	30,789	29,810	30,789	29,810
Firm Transportation	30,925	32,080	30,925	32,080
Total Firm Customers	562,637	555,212	562,637	555,212
Interruptible	27	32	27	32
Total System Customers	562,664	555,244	562,664	555,244
Off System/Capacity Management*	79	19	79	19
Total Customers	562,743	555,263	562,743	555,263
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	466	595	4,239	4,208
Normal	481	488	4,512	4,556
Percent of Normal	96.9%	121.9%	93.9%	92.4%

NJR Reports Third Quarter Fiscal 2021 Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer, SREC, TREC and megawatt)	2021	2020	2021	2020
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$4,467	$8,102	$6,536	$11,833
TREC sales	1,568	—	3,075	—
Solar electricity sales and other	4,625	2,707	8,613	6,254
Sunlight Advantage	2,721	2,587	8,003	7,516
Total Operating Revenues	$13,381	$13,396	$26,227	$25,603
Depreciation and Amortization	$5,200	$6,777	$15,318	$19,696
Operating (Loss)	$(1,288)	$(923)	$(16,021)	$(16,448)
Income Tax (Benefit)	$(1,448)	$(384)	$(7,248)	$(8,352)
Net (Loss)	$(4,926)	$(5,686)	$(24,072)	$(22,694)
Net Financial (Loss)	$(4,926)	$(5,686)	$(24,072)	$(22,694)
Solar Renewable Energy Certificates Generated	134,200	114,949	275,271	253,649
Solar Renewable Energy Certificates Sold	23,000	42,987	32,495	62,680
Transition Renewable Energy Certificates Generated	10,896	—	21,206	—
Solar Megawatts Under Construction	12.6	32.5	12.6	32.5

ENERGY SERVICES
Operating Income
Operating revenues	$201,594	$133,543	$893,640	$817,659
Less:
Gas purchases	237,011	167,061	741,128	803,697
Operation and maintenance expense	4,066	3,753	41,080	13,313
Depreciation and amortization	28	28	83	84
Operating (Loss) Income	$(39,511)	$(37,299)	$111,349	$565
Net (Loss) Income	$(30,846)	$(28,845)	$83,688	$(1,255)
Financial Margin	$(10,147)	$(4,745)	$153,608	$3,130
Net Financial (Loss) Earnings	$(12,527)	$(6,619)	$85,501	$(9,254)
Gas Sold and Managed (Bcf)	75.0	96.9	292.5	405.1

STORAGE AND TRANSPORTATION
Operating Revenues	$11,649	$11,863	$38,679	$32,011
Equity in Earnings of Affiliates	$(88,615)	$3,615	$(82,036)	$11,200
Operation and Maintenance Expense	$6,689	$6,430	$20,370	$17,402
Other Income, Net	$1,290	$1,033	$4,135	$6,401
Interest Expense	$2,937	$1,843	$10,497	$10,286
Income Tax (Benefit) Provision	$(10,393)	$1,646	$(8,874)	$3,453
Net (Loss) Income	$(77,679)	$3,615	$(69,460)	$10,877
Net Financial Earnings	$2,387	$3,615	$10,606	$10,877

HOME SERVICES AND OTHER
Operating Revenues	$13,312	$12,369	$38,662	$37,641
Operating Income	$2,836	$425	$8,124	$5,735
Other Expense, Net	$(903)	$(704)	$(2,603)	$(1,752)
Net (Loss) Income	$(384)	$(582)	$301	$675
Net Financial (Loss) Earnings	$(384)	$(582)	$301	$675
Total Service Contract Customers at June 30	106,131	107,441	106,131	107,441